PROMISSORY NOTE

$315,953.12.

March 21, 2007
New York, New York

FOR VALUE RECEIVED, Karat Platinum LLC, a New York limited liability company located at 15 Hoover Street, Inwood, New York 11096 (the "Payor"), hereby promises to pay to the order of Bryan Cave LLP, a Missouri limited liability partnership with an office at located at 700 Thirteenth Street, N.W., Washington, DC (collectively, the "Payee"), or at such other place as the Payee may specify from time to time, the principal sum of $315,953.12, and to pay interest, calculated, on the basis of a 360-day year for the actual number of days elapsed, from October 1, 2007 on the principal balance hereof until September 30, 2009 (or such earlier date on which the principal balance hereof shall become due and payable) (the "Maturity Date"), at a rate per annum equal to 6% payable on such date. The entire unpaid balance, together with all interest accrued and unpaid thereon, and all other sums then due and payable to Payor under this Note shall be due and payable in accordance with the repayment schedule set forth herein. After the Maturity Date, the principal balance of this Note shall bear interest, payable on demand, at a rate per annum equal to 8% (the "Default Rate"). Interest due hereunder shall be payable on the payment of all or any part of the principal balance hereof. All payments hereunder shall be free and clear of, and without any deduction for, any right of setoff or similar right and any taxes and shall be made in lawful money of the United States in immediately available funds.

Payor agrees to pay Payee the aggregate unpaid principal balance of this Note on each date set forth below (a "Repayment Date) in the amount set forth adjacent to such date.

REPAYMENT DATE	AMOUNT
September 30, 2007	$25,000
December 31, 2007	$25,000
March 31, 2008	$25,000
June 30, 2008	$25,000
September 30, 2008	$25,000
December 31, 2008	$25,000
March 31, 2009	$25,000
June 30, 2009	$25,000
Maturity Date	the unpaid principal balance of this Note

Accrued interest shall be payable in arrears on each Repayment Date, provided that (i) Default Interest shall be payable on demand and (ii) in the event of any prepayment of any unpaid principal balance of this Note, accrued interest on such principal amount prepaid shall be payable on the date of such prepayment. This Note may be prepaid at any time in whole or from time to time in part, in each case without premium or penalty.

Upon the occurrence of any of the following specified events of default (each an "Event of Default"):

(a) the Payor fails to make any payment of principal, interest or other sum payable under this Note when due, or

(b) the Payor becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for Payor or the filing of any petition by or against the Payor with respect to any of the foregoing,

then in any such event, and at any time thereafter, Payee may (i) declare the principal and the accrued interest to be, whereupon the Note shall become, immediately due and payable and (ii) enter the Affidavit for Judgment by Confession in the Supreme Court of the State of New York County of New York executed and delivered to the Payee by the Payor.

The Payor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. The Payor agrees to pay the reasonable costs, including the reasonable fees and disbursements of counsel, incurred by the Payee in enforcing this Note, whether or not suit is instituted. The Payor agrees to indemnify and hold harmless the Payee and each of its employees, agents, affiliates and advisors from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) which may be incurred by or asserted against the Payee or any such employee, agent, affiliate or advisor in connection with or arising out of any investigation, subpoena, litigation or proceeding related to or arising out of this Note or any transaction contemplated hereby. The obligations of the Payor under this paragraph shall survive the payment in full of the indebtedness evidenced by this Note.

Whenever in this Note either party hereto is referred to, such reference shall be deemed to include the successors, heirs, representatives, and assigns of such party. The Payor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). No failure or delay of the Payee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Payor and the Payee with respect to which such waiver, amendment, modification or consent is to apply.

It is the intention of the Payee and the Payor to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with th s Note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the principal amount of this Note (or if this Note shall have been paid in full, refunded to the Payor).

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Payor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Payor hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. The Payor, and by accepting this Note, the Payee, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Payee may otherwise have to bring any action or proceeding relating to this Note against the Payor, or any of its property, in the courts of any jurisdiction. The Payor, and by accepting this Note, the Payee, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in the preceding paragraph. The Payor, and by accepting this Note, the Payee, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient form to the maintenance of such action or proceeding in any such court.

THE PAYOR, AND BY ACCEPTING THIS NOTE, THE PAYEE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE PAYOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PAYEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PAYEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE PAYEE HAS BEEN INDUCED TO ACCEPT THIS NOTE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

IN WITNESS WHEREOF, the Payor has caused this Note to be duly executed by its respective authorized officer as of the day and year first above written.

KARAT PLATINUM LLC

By: ______________ MEMBER
Name: DAVID NEUBERG
Title: MEMBER

MITCHELL WECHTER
Notary Public - State of New York
No. 01WE6103496
Qualified in Nassau County
My Commission Expires December 29, 2007

March 21, 2007

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

--- x

BRYAN CAVE LLP,	:	Index No.
Plaintiff,	:	
- against -	:	**AFFIDAVIT FOR JUDGMENT BY CONFESSION**
KARAT PLATINUM LLC,	:	
Defendant.	:	

--- x

STATE OF NEW YORK)
) ss:
COUNTY OF NASSAU)

David Neuberg, being duly sworn, deposes and says:

1. I am the Member & Authorized Signatory of Karat Platinum LLC (the "Company"), located at 15 Hoover Street, Inwood, New York, 11096, the defendant in this action. On behalf of the Company, I am duly authorized to sign this Affidavit for Judgment by Confession on behalf of the Company.

2. Pursuant to CPLR § 3218, on behalf of the Company, I hereby authorize entry of judgment against the Company and in favor of Bryan Cave LLP, ("Bryan Cave"), a Missouri limited liability partnership having an address at 700 Thirteenth Street, N.W., Washington, DC 20005, pursuant to the terms of this Affidavit for Judgment by Confession and in the form of judgment attached hereto as Exhibit A (the "Judgment"), in the County of Nassau, State of New York, or in any place in which the Company holds or has an interest in any real or personal property or other assets.

3. This Affidavit for Confession of Judgment is executed in conjunction with that certain Promissory Note, dated March 21, 2007 (the "Note") executed by the Company, and under which Note the Company is liable to Bryan Cave for payment of all sums owed by the Company under the Note. A true and correct copy of the Note is attached hereto as Exhibit

B. The Note requires that the Company pay Bryan Cave (i) the principal sum of Three Hundred Fifteen Thousand Nine Hundred Fifty Three Dollars and Twelve Cents ($315,953.12), plus (ii) interest at the rate of 6% per annum on the unpaid balance of the Note from October 1, 2007, through September 30, 2009 plus (iii) interest at the rate of 8% per annum on the unpaid balance of the Note from October 1, 2009 through the payment of the Note plus (iv) all other amounts due in accordance with the Note (clauses (i), (ii), (iii) and (iv) of this paragraph are collectively referred to herein as the "Principal and Interest"). For purposes of this paragraph, interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

4. In consideration for value received from Bryan Cave and for other good and valuable consideration, the Company negotiated and entered into the Note. On behalf of the Company, I hereby acknowledge that the debts described in the Note, in the amount set forth in the Note, will become due in the event the Company defaults in payment of the sums due under the terms of the Note and that the Company has no offsets, defenses or counterclaims to the enforcement of the Note.

5. Accordingly, pursuant to CPLR § 3218, I, on behalf of the Company, hereby confess judgment in favor of Bryan Cave and authorize Bryan Cave to enter judgment against the Company, in accordance with the terms of this Affidavit, in the amount of the Principal and Interest (as defined above), together with all costs of collection and reasonable attorney's fees incurred by Bryan Cave with respect to the enforcement of the Note, in the event that the Company defaults under the terms of the Note.

6. I, on behalf of the Company, further authorize the filing of this Affidavit for Judgment by Confession and the Judgment upon the Clerk of the Court being provided with a duly sworn affidavit from Bryan Cave, by an authorized signatory, acting on Bryan Cave's behalf, stating that the amounts due under the Note have not been remitted to Bryan Cave in a full and timely manner (the "Proving Affidavit"). The Company hereby explicitly authorizes Bryan Cave in the Proving Affidavit to prove the sums for which the Judgment is to be entered in the manner set forth above.

EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

BRYAN CAVE LLP, Plaintiff,	:	**Index No.**
- against -	:	**JUDGMENT BY CONFESSION**
KARAT PLATINUM LLC, Defendant.	:	

UPON READING AND FILING the annexed Affidavit of Confession of Judgment, sworn to on the 21st day of March, 2007, by Karat Platinum LLC, as Defendant, and on motion by Plaintiff Bryan Cave LLP, it is hereby

ORDERED, ADJUDGED AND DECREED, that Plaintiff Bryan Cave LLP, a Missouri limited liability partnership having an address at 700 Thirteenth Street, N.W., Washington, DC 20005, have judgment and recover of defendant Karat Platinum LLC, located at 15 Hoover Street, Inwood, New York, 11096, the principal sum of Three Hundred Fifteen Thousand Nine Hundred Fifty Three Dollars and Twelve Cents ($315,953.12) together with interest thereon in the amount of $__________, plus costs and attorneys' fees in the amount of $__________, plus costs and disbursements as taxed by the Clerk of the Court in the amount of $__________, for a total sum of $__________, and that Plaintiff have execution

therefor.

Judgment signed and entered this ____ day of __________, 200__.

CLERK